EXHIBIT 21.0

      SUBSIDIARIES OF THE REGISTRANT AS OF FEBRUARY 1, 2003

                                       STATE/PROVINCE     COUNTRY
                                       --------------  -------------
CPI Corp.                                 Delaware     United States

   Consumer Programs, Incorporated        Missouri     United States
     d/b/a Sears Portrait Studios
       Centrics Technology, Inc.          Delaware     United States
          d/b/a searsphoto.com
       Consumer Programs Partner,Inc.     Delaware     United States
       CPI Images L.L.C.                  Missouri     United States
          d/b/a Sears Portrait Studios
          d/b/a Mainstreet Portraits
       CPI Research and Development, Inc. Delaware     United States
       myportraits.com, Inc.              Missouri     United States

   CPI Corp. Canada                       Nova Scotia  Canada
     d/b/a Sears Portrait Studios

   CPI Technology Corp.                   Missouri     United States

   CPI Prints Plus, Inc.                  Delaware     United States
     Prints Plus Ridgedale                Minnesota    United States

   CPI Portrait Studios de Mexico
     S. de R.L. de C.V.                  Monterey,
                                          Nuevo Leon   Mexico